SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by Party other than the Registrant [   ]

Check the appropriate box:

     [ ]     Preliminary Proxy Statement
     [ ]     Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
     [X]     Definitive Proxy Statement
     [ ]     Definitive Additional Materials
     [ ]     Soliciting Material Pursuant to sec. 240.14a-12

                        Tri City Bankshares Corporation
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]     No fee required

     [ ]     Fee computed on the table below per Exchange Act
             Rules 14a-6(i)(1) and 0-11.

             1) Title of each class of securities to which transaction applies:

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             2)     Aggregate number of securities to which transaction applies:

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             3)     Per  unit  price  or  other  underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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             4)     Proposed maximum aggregate value of transaction:

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             5)     Total fee paid:

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     [ ]     Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             1)     Amount Previously Paid:

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             2)     Form, Schedule or Registration Statement No.:

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             4)     Date Filed:

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


                         TRI CITY BANKSHARES CORPORATION
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154
                                  -------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 8, 2005




TO THE SHAREHOLDERS OF TRI CITY BANKSHARES CORPORATION:


Notice is hereby given that the Annual Meeting of Shareholders of Tri City Bankshares Corporation will be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on Wednesday, June 8, 2005 at 9:30 a.m., for the following purposes:

     (1) To elect fourteen members of the Board of Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Holders of common stock of record at the close of business on April 27, 2005 will be entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment thereof.

All shareholders are cordially invited to attend and participate in the Annual Meeting in person. We urge you to sign, date and return the enclosed proxy whether or not you expect to attend the Annual Meeting in person. Your proxy will not be used if you subsequently decide to attend the Annual Meeting and desire to vote your shares in person, or if you revoke your proxy by any other lawful means.


By Order of the Board of Directors,

/s/Scott A. Wilson
------------------
Scott A. Wilson, Secretary

Oak Creek, Wisconsin
May 6, 2005

                         TRI CITY BANKSHARES CORPORATION
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154


                                 PROXY STATEMENT

                                 ---------------




This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tri City Bankshares Corporation (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held at Tri City National Bank, 6400 South 27th Street, Oak Creek, Wisconsin 53154, on June 8, 2005 at 9:30 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The solicitation is made by the mailing of this proxy statement with its enclosures. No other solicitation is contemplated, however, if it is necessary to assure adequate attendance at the Annual Meeting, the Corporation's Board of Directors may, if it deems it advisable, make a further solicitation by mail, telephone, facsimile, and/or personal interview for proxies. Such solicitation will be made by the officers of the Corporation and will be limited in extent. The total expense of the solicitation, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's common stock, $1.00 par value (the "Common Stock"), will be borne by the Corporation. The approximate date on which this proxy statement and accompanying proxy card and annual report are first being mailed to shareholders is May 6, 2005.

Shareholders are asked to complete, sign and return the enclosed proxy. The proxy may be revoked by you at any time before it is voted at the Annual Meeting. Prior to the Annual Meeting, this may be done by execution of a later-dated proxy or by written revocation sent to the Secretary of the Corporation, Mr. Scott A. Wilson, at the office of the Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154. Alternatively, the proxy may be revoked at the Annual Meeting by oral or written request to the Secretary of the Corporation.

Only shareholders of record at the close of business on April 27, 2005 will be entitled to vote at the meeting. There were 8,517,100 shares of the Common Stock of the Corporation outstanding on that date, each share being entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information is based upon information provided to the Corporation by the persons named below and sets forth, as of March 22, 2005, except as otherwise indicated, information regarding the beneficial ownership of shares of Common Stock by (a) persons known by the Corporation to own beneficially, directly or indirectly, more than 5% of the Corporation's Common Stock; (b) directors, nominees for director and certain executive officers; and (c) all directors and officers of the Corporation as a group. Except as otherwise indicated, the address of each beneficial owner of more than 5% of the Common Stock listed below is 6400 South 27th Street, Oak Creek, Wisconsin 53154.

                                               Amount and Nature
                                                 of Beneficial        Percent of
Name of Beneficial Owner                         Ownership (1)           Class

Frank J. Bauer                                       76,032                *

William N. Beres                                     13,994                *

Sanford Fedderly                                    211,016              2.5%

Scott D. Gerardin                                     9,025                *

William Gravitter                                   599,650             7.08%

Henry Karbiner, Jr                                  209,687              2.5%

Christ Krantz                                       246,420              2.9%

Brian T. McGarry                                    146,873              1.7%

Robert W. Orth                                       35,564                *

Ronald K. Puetz                                      48,195(10)            *

Agatha T. Ulrich                                    535,351              6.3%

Agatha T. Ulrich Marital Trust                    1,826,963             21.6%

Agatha T. Ulrich 2004 Intangible Management       1,589,827             18.8%
Trust
David A. Ulrich, Jr                                 166,671              2.0%

William J. Werry                                    105,000              1.2%

Scott A. Wilson                                      40,570                *

All officers, directors and nominees for
directors as a group (14 persons)(16)             2,287,276             27.0%

All officers directors, nominees for
director and beneficial owners of more than
5% of the Common Stock as a group                 5,547,294             65.5%
(16 persons)
---------------------------
*        Less than 1%

     (1) Nature of beneficial ownership is direct unless otherwise indicated by footnote, and beneficial ownership, as shown in the foregoing table, arises from sole voting and investment power except as otherwise indicated by footnote.

     (2) Includes 7,500 shares registered in the name of Mr. Bauer and his wife, as joint tenants, as to which Mr. Bauer has shared voting and investment power,and 2,640 shares registered in the name of Mrs.Bauer.

     (3) Shares registered in the name of Mr. Beres and his wife, as joint tenants, as to which Mr. Beres has shared voting and investment power, 1,142 shares held in accounts for Mr. Beres' children for which he is custodian, and 2,096 and 1,118 shares held in self-directed individual retirement accounts ("IRA's") for the benefit of Mr. Beres and Mrs. Beres, respectively.

     (4) Includes 103,995 shares registered in the name of Mrs. Roberta C. Fedderly 1991 Revocable Trust, 99,726 shares registered to the Sanford Fedderly 1991 Revocable Trust, and 4,500 shares held in a self-directed IRA for the benefit of Mr. Fedderly.

     (5) Shares registered in the name of Mr. Gerardin and his wife, as joint tenants, as to which Mr. Gerardin has shared voting and investment power. Includes 8,905 shares held in a self-directed IRA for the benefit of Mr. Gerardin.

     (6)  Includes 61,656 shares registered in the name of Mrs. Gravitter.

     (7) Includes 16,500 shares registered in the name of Mrs. Karbiner, and 43,527 shares and 1,160 shares held in self-directed IRAs for the benefit of Mr. Karbiner and Mrs. Karbiner, respectively.

     (8)  Includes 111,537 shares registered in the name of Mrs. McGarry.

     (9) Includes 5,421 shares in accounts for Mr. Orth's children for which he is custodian.

     (10) Includes 8,234 shares registered in the name of Mr. Puetz and his wife as joint tenants, as to which Mr. Puetz has shared voting and investment power, 3,105 shares registered in the name of Mrs. Puetz, and 7,756 shares held in a self-directed IRA for the benefit of Mr. Puetz.

     (11) Includes 30,325 shares registered in the name of NDC, LLC, of which Mrs. Ulrich is a principal member, and 116,753 shares held in a self-directed IRA for the benefit of Mrs. Ulrich. Includes 385,680 shares held under agreements with members of Mrs. Ulrich's family under which she exercises no voting power but has right of first refusal on sale of stock. Excludes shares held by the Agatha T. Ulrich Marital Trust and Agatha T. Ulrich Intangible Management Trust. Excludes 304,374 shares held under an agreement with another shareholder of the Corporation and his transferees under which Mrs. Ulrich exercises no voting power but has right of first refusal on sale of stock.

     (12) The trustees are Ronald K. Puetz, George A. Dionisopoulos and Kathleen
          L. McGarry. Includes 385,680 shares held under agreements with members of Mrs. Ulrich's family under which the Trust exercises no voting power but has right of first refusal on sale of stock. The trust has sole voting and dispositive power over 1,441,283 shares and shared dispositive power over 385,680 shares. Excludes 304,374 shares held under an agreement with another shareholder of the Corporation and his transferees under which the Trust exercises no voting power but has right of first refusal on sale of stock. The address of the trust is c/o Foley & Lardner, 777 E. Wisconsin Avenue, Milwaukee, WI 53202.

     (13) Includes 6,359 shares registered in the name of Mr. Ulrich and his wife as joint tenants, as to which Mr. Ulrich has shared voting and investment power. Also includes 16,983 shares registered in the name of Mr. Ulrich's wife.

     (14) Includes 81,156 shares registered in the name of Mr. Werry and his wife as joint tenants, as to which Mr. Werry has shared voting and investment power. Also includes 7,284 shares registered in the name of Mrs. Werry.

     (15) Shares registered in the name of Mr. Wilson and his wife, as to which Mr. Wilson has shared voting and investment power, and 10,434 shares and 4,410 shares held in self-directed IRA's for the benefit for Mr. Wilson and Mrs. Wilson, respectively.

     (16) Excludes  shares held by the Agatha T. Ulrich Marital Trust and Agatha
          T. Ulrich Intangible Management Trust of which no director or officer has voting or dispositive control.

The Corporation knows of no contractual arrangements, including the pledge of its securities, which might result in a change of control of the Corporation.

                              ELECTION OF DIRECTORS

The Board of Directors proposes that the fourteen (14) nominees named below be elected to serve as directors for the ensuing year and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR the election of the following fourteen (14) persons, unless otherwise indicated, but, if any such nominee is unable to serve, due to presently unforeseen circumstances, proxies may be voted for another person nominated by the Board of Directors.

Except for Mr. McGarry, all of the persons nominated as directors are currently directors of the Corporation. All of the nominees have consented to serve if elected, and the Board of Directors is not aware of any nominee who may be unable to serve as a director. The directors and officers of the Corporation beneficially own a majority of the Corporation's outstanding Common Stock. Accordingly, assuming that all directors and executive officers vote for the nominees listed below, election of such nominees is assured.

                                Director   Principal Occupation During the Past
       Name             Since      Age        5 Years and Other Directorships

Frank J. Bauer           1990       78     President of Frank Bauer Construction
                                           Company, Inc.  Director  of  Tri City
                                           National Bank.

William N. Beres         2002       47     Chief Financial Officer of Wisvest
                                           Corporation,   a  wholly  owned
                                           subsidiary of  Wisconsin Energy Corp.
                                           since September,1998. Chief Financial
                                           Officer of Mega Marts,  Inc. and NDC,
                                           Inc. from  July, 1990 to   September,
                                           1998.  Director of Tri City  National
                                           Bank.

Sanford Fedderly         1980       70     Retired  Registered  Pharmacist.
                                           Retired  President  of Tri  City
                                           Pharmacy,   Inc.,   Oak   Creek,
                                           Wisconsin.  Director of Tri City
                                           National Bank.

Scott D. Gerardin        2002       46     Senior  Vice  President  and  General
                                           Counsel  of Tri  City  National Bank.
                                           Director of  Tri City  National Bank.

William Gravitter        1980       76     President of Hy-View Mobile Home Park
                                           Director of Tri City National Bank.

Henry Karbiner, Jr.      1980       64     President,  Chief  Executive  Officer
                                           and  Chairman  of  the  Board  of the
                                           Corporation   since   October,  1998.
                                           Treasurer   and   Director   of   the
                                           Corporation. Executive Vice President
                                           and Secretary of the Corporation from
                                           January,  1989  to   October,   1998.
                                           Chairman  of  the   Board  and  Chief
                                           Executive   Officer   of  Tri   City
                                           National Bank from  October,  1998 to
                                           present.    President   of  Tri  City
                                           National   Bank  from  June,  1987 to
                                           January, 2000.

Christ Krantz            1980       80     President of Krantz Realty, Inc. Vice
                                           President and Secretary of KRK, Inc.,
                                           which  owns   Ramada  Airport  Motel,
                                           Milwaukee,   Wisconsin.   Partner  in
                                           Veterans    Linen   Supply   Company.
                                           Director of  Tri City  National Bank.

Brian T. McGarry     New Nominee    54     Retired  Vice  President  of Tri City
                                           National Bank.

Robert W. Orth           1996       58     Senior  Vice  President  since  1996.
                                           Executive Vice President and Director
                                           of Tri City National Bank since 1996.
                                           Senior Vice  President  of Bank  One,
                                           Milwaukee, NA from 1979 to 1996.

Ronald K. Puetz          1988       56     Executive Vice President since  June,
                                           2000.  Senior Vice  President  of the
                                           Corporation  from  January,  1990  to
                                           June,  2000.  President  of  Tri City
                                           National Bank from January, 2000   to
                                           present.   Executive  Vice  President
                                           of  Tri  City   National   Bank  from
                                           January,   1990   to   January, 2000.
                                           Vice President  and Treasurer of NDC,
                                           LLC.  Director of Tri City National
                                           Bank.

Agatha T. Ulrich         1999       76     Chairman  and  Director of NDC,  LLC.
                                           Director  of Tri  City National Bank.

David A. Ulrich, Jr.     1997       44     Retired Vice  President and  Director
                                           of   Mega  Marts,  Inc.  Retired Vice
                                           President and  Director of  NDC, Inc.
                                           Director of Tri  City National  Bank.

William J. Werry         1980       78     Director of the Corporation.  Retired
                                           Unit President of  Tri City  National
                                           Bank.  Director of Tri City  National
                                           Bank.

Scott A. Wilson          1990       58     Secretary of  the  Corporation  since
                                           October, 1998. Senior Vice President.
                                           Executive Vice President and Director
                                           of Tri City National Bank.


There is a family relationship between four of the nominees for directorship. Mr. Ulrich is Mrs. Ulrich's son, Mr. Bauer is Mrs. Ulrich's brother, and Mr. McGarry is Mrs. Ulrich's son-in-law.

The Corporation's Board of Directors has standing Audit and Executive Committees. The Executive Committee is composed of Messrs. Fedderly, Gravitter, Karbiner, Krantz and Puetz. The Executive Committee's purpose is to exercise the powers of the full Board between regular meetings of the Board. During 2004, the Executive Committee held no meetings. The Corporation has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership and the number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee," included in this Proxy Statement.

The Board of Directors has not appointed a nominating committee, and the review of recommendations for and the selection of nominees to Board membership is handled by the Board serving as a committee of the whole. Due to the lack of turnover in the Board, the Board has determined that it is not necessary or appropriate at this time to establish a separate nominating committee. No nominating committee charter has been adopted by the Board of Directors serving in their capacity as a committee of the whole. All of the directors except Messrs. Gerardin, Karbiner, Jr., Orth, Puetz, Wilson and Werry are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards.

The Board of Directors does not have a formal process for considering nominees whose names are submitted to it by shareholders because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. If shareholders were to recommend nominees for directors, the full Board of Directors would consider such persons. Shareholders are entitled to nominate persons from the floor at the Annual Meeting, but it is intended that the proxies solicited with the proxy statement will be voted for the slate of the fourteen persons listed in the table above as nominees to the Board of Directors.

The Board of Directors has generally identified nominees based upon suggestions by non-management directors, management members and/or shareholders. The Board of Directors considers factors important for potential members of the Board, including the individual's integrity, general business background and experience, experience with the banking industry and the ability to serve on the Board of Directors. The Board of Directors does not evaluate proposed nominees differently based upon who made the proposal.

The Board of Directors does not have a compensation committee.

The Board of Directors held four meetings during 2004. All incumbent directors attended 75% or more of the meetings of the Board during 2004. Directors are encouraged to attend the annual meeting of shareholders, but the Corporation has not adopted a formal policy requiring attendance at the annual meeting. All of the incumbent directors attended the 2004 annual meeting of shareholders.

The Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors because the Board of Directors believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board of Directors. However, shareholders wishing to communicate with the Board of Directors may send communications directly to Henry Karbiner, Jr., Chairman of the Board, c/o Tri City Bankshares Corporation, 6400 South 27th Street, Oak Creek, Wisconsin 53154.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A of the Proxy Statement for the 2003 annual meeting of shareholders. The current members of the Audit Committee, all of whom are non-employee directors, are Messrs. Beres (Chair), Fedderly and Krantz. The members of the Audit Committee are independent in accordance with the definition of independence in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that it currently has one Audit Committee financial expert, Mr. Beres, serving on its Audit Committee.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including the discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

As described later in this proxy statement under the caption "Independent Auditors," during 2003 the Audit committee dismissed Ernst & Young, LLP as its independent auditors. The Audit Committee reviewed proposals submitted by various independent accounting firms and selected Virchow, Krause & Company, LLP as the Corporation's new independent auditors.

The Audit Committee reviewed the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 and the auditors' independence from management and the Corporation. The Audit Committee has received the written disclosures from Virchow, Krause & Company, LLP required by the Independence Standards Board Standard No. 1 and has discussed with Virchow, Krause & Company, LLP their independence .

The Audit Committee discussed with the Corporation's internal and independent auditors the overall scopes and plans for theirrespective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting. The Audit Committee held six meetings during fiscal 2004.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2004 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board approved the selection of the Corporation's independent auditors.

William N. Beres, Audit Committee Chair
Sanford Fedderly, Audit Committee Member
Christ Krantz, Audit Committee Member

March 9, 2005

                             EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid by the Corporation and its subsidiaries during the fiscal years ended December 31, 2004, 2003 and 2002 to each of the most highly compensated executive officers of the Corporation whose total annual cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

      Name and                         Annual Compensation(1)    All Other
  Principal Position              Year  Salary ($)  Bonus ($) Compensation($)(2)

Henry Karbiner, Jr                2004   $456,110   $ 22,845   $  8,500
President and Chief               2003    448,251     44,825      8.500
Executive Officer and Treasurer   2002    401,420     80,200      8,500

Ronald K. Puetz,                  2004    276,187     13,750      8,500
Executive Vice President          2003    268,947     27,245      8,500
                                  2002    237,536     47,750      8,500

Robert W. Orth,                   2004    229,485     11,450      8,500
Senior Vice President             2003    223,850     22,735      8,500
                                  2002    198,654     39,750      8,500

Scott A. Wilson,                  2004    222,173     11,065      8,500
Senior Vice President and         2003    216,150     21,965      8,500
Secretary                         2002    190,044     38,150      8,500

     (1) All officers of the Company and its banking subsidiary including the executives listed above received salary and bonus adjustments during 2003. The adjustments reduced the potential bonus payment with a corresponding increase to salary. The Board of Directors approved this change to modify the ratio of salary to incentive compensation to facilitate the recruitment and retention of qualified employees.

     (2)  All  other   compensation   represents  the   Corporation's   matching
          contribution to the employee's 401(k) plan.

                      EQUITY COMPENSATION PLAN INFORMATION

The Corporation does not maintain any compensation plans under which equity securities of the Corporation are authorized for issuance.

                         STOCK PURCHASE PLAN INFORMATION

Under the 2003 Stock Purchase Plan, eligible directors and officers may purchase shares annually, in an amount not to exceed the director's fees during the year or 10% of the officer's cash compensation for the year, at a purchase price equal to the fair market value of the shares as determined under the Corporation's Automatic Dividend Reinvestment Plan. The number of shares authorized for sale under this plan is 125,000. A cumulative total of 24,500 shares, representing 0.3% of the total outstanding common stock of the Corporation, have been sold under the plan since the inception of the plan. Shareholder approval was not required for this plan.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

Executive compensation, including that of the Chief Executive Officer, consists primarily of salary and cash bonus. The Chief Executive Officer's compensation is determined in the same manner as the other executives.

The bonus portion of the executive compensation is based on the Corporation's return on average assets. If the return on the assets for the twelve-month period ending in November is less than the minimum amount of one and one quarter percent (1.25%), no cash bonuses are paid. If the return on average assets exceeds the minimum, the bonus is computed as a percentage of salary based on a formula such that as the return on average assets increases, the bonus percentage increases. The Board approves bonuses paid annually in the year they are paid. The Board may exercise discretion on the impact of certain non-recurring, extraordinary income and expenses when considering the bonus percentage. The same bonus percentage is applied to all officers of the Corporation.

Except for the bonus, there is no specific relationship between corporate performance and executive salaries and benefits. In 2004, executive compensation was determined by the President of the Corporation considering the following factors without assigning any relative weight or importance to any factor:

         1.       Current compensation;
         2.       Cost of living;
         3.       Salaries paid to executives at other banks;
         4.       Performance of the bank during the prior year;
         5.       Prospects of future growth and performance; and
         6.       The individual performance of the executive.

Stock price is not a factor in determining executive salaries or bonuses.

The salaries determined by the President were submitted to the full Board of Directors for approval. After reviewing the recommendations, the Board members had an opportunity to discuss any factors they deemed relevant - there was no agenda or specific list of factors to be discussed. The recommendations of the President were approved by the Board without adjustment. The following members of the Board of Directors are officers of the Corporation and/or its banking subsidiary:

Henry Karbiner, Jr.           Robert W. Orth                    Ronald K. Puetz
Scott A. Wilson               Scott D. Gerardin

The Corporation continues to follow its long-standing policy of not providing its executives with many of the non-cash perquisites given to executives of similar companies. Executives receive no stock rights, options, warrants or stock appreciation rights except the plan described in this proxy statement under the caption "Stock Purchase Plan Information." The Corporation does not provide memberships for its executives in country clubs or other social clubs. Also, executives receive no special retirement benefits or deferred compensation
- they participate in the same retirement plan provided to non-executive employees of the Corporation.


                            By the Board of Directors

Frank J. Bauer             William N. Beres              Sanford Fedderly
Scott D. Gerardin          William Gravitter             Henry Karbiner, Jr.
Christ Krantz              Robert W. Orth                Ronald K. Puetz
Agatha T. Ulrich           David A. Ulrich, Jr.          William J. Werry
Scott A. Wilson



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                             STOCK PERFORMANCE GRAPH

The following graph shows the cumulative stockholder return on the Corporation's Common Stock over the last five fiscal years compared to the returns of the Standard & Poor's 500 Stock Index and Major Regional Bank Index compiled by Standard & Poor's and consisting of 20 regional banks, assuming that $100 is
invested   on   December   31,   1999  with   dividends   reinvested.


                      TRI CITY FIVE YEAR STOCK PERFORMANCE

       PERIOD                                  MAJOR REGIONAL     TRI CITY
(FISCAL YEAR COVERED)         S & P 500             BANKS        BANKSHARES
        1999                    100.00             100.00          100.00
        2000                     90.90             119.06          114.64
        2001                     80.09             119.08          130.24
        2002                     62.39             117.87          151.07
        2003                     80.29             149.29          184.30
        2004                     89.02             170.82          193.04

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The Corporation's values above are based on the Fair Market Value established under the Dividend Reinvestment Plan over the past 5 years.

                              DIRECTOR COMPENSATION

Directors of the Corporation also serve as directors of Tri City National Bank, the Corporation's banking subsidiary the "Bank"). Directors who are not officers of the Corporation or of Tri City National Bank receive an annual fee of $12,000 plus $1,000 for each Bank Board meeting attended and $300 for each Corporation Board meeting attended. During 2004 the Corporation also paid the following fees to directors for chairing, serving on and attending meetings of committees of the Board of Directors of the Corporation or of Tri City National Bank: Sanford Fedderly, $14,750; William Gravitter, $18,900; William Beres, $4,600; Christ Krantz, $7,600; William Werry, $4,800; David A. Ulrich, Jr., $400.

In addition, in 2004, Mr. Werry received $15,000 for consulting services performed for the Corporation. His current annual compensation is $16,800.

In addition, in 2004, Mr. Gerardin received $126,100 in salary and $6,305 in bonus as Senior Vice President and General Counsel of the Bank. His current annual salary is $133,400.

                  LOANS AND OTHER TRANSACTIONS WITH MANAGEMENT

The Corporation has never made any loans to any of its officers or directors. However, in the ordinary course of business, the Bank made loans during 2004 to officers and directors of the Corporation, and to business firms in which officers and directors of the Corporation are officers, partners or in which they have a substantial interest. The loans made by the Bank were made to the Corporation's officers and directors and certain of the companies with which they are associated in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unaffiliated persons or firms, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Mrs. Agatha T. Ulrich, director of the Corporation, is a principal member in a LLC that owns buildings occupied by the Corporation's central office in Oak Creek, and a Tri City National Bank branch office located in Milwaukee. The central office building lease has a term through 2006 and the branch office has a lease with a term through 2010. The annual rent for 2004 paid in connection with both of the aforementioned leases was $226,415. Rent is subject to adjustment as a result of increases in the consumer price index. Pursuant to the central office lease only, the Corporation is also obligated to pay its proportionate share of property taxes, insurance and maintenance costs associated with the building.

Pursuant to the Corporation's 2003 Stock Purchase Plan, during 2004, directors and officers purchased an aggregate of 18,000 shares of common stock of the Corporation (representing 0.2% of the total outstanding common stock of the Corporation) at a purchase price of $19.40 per share, which was equal to the fair market value of the shares under the Corporation's Automatic Dividend Reinvestment Plan.

                                 OTHER BUSINESS

The Board of Directors knows of no other business, which may come before the Annual Meeting. In the event that any other business not known or determined at this time does properly come before the Meeting, it is intended that the persons named in the proxy shall vote in accordance with their best judgment.

                                VOTING OF PROXIES

The presence in person or by proxy of the holders of a majority of the shares of the Common Stock outstanding on the Record Date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

Proxies received by the Board of Directors will be voted in accordance with the specifications indicated by the shareholder and unless authority to vote upon the election of the directors, or as to individual nominees, is withheld, the proxies will be voted FOR all of the nominees listed in the Proxy Statement.

Directors are elected by a plurality of the votes cast by holders of the Corporation's Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the fourteen directors who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Any votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors.

                              INDEPENDENT AUDITORS

On August 13, 2003, the Corporation dismissed Ernst & Young, LLP ("Ernst & Young") as its independent public accountants. The change was made upon the recommendation of the Audit Committee of the Board. Management sought and received proposals from Ernst & Young and other independent public account firms. These proposals were submitted to the Corporation's Audit Committee, which selected Virchow, Krause & Company, LLP ("Virchow Krause").

Ernst & Young's report on the Corporation's consolidated financial statements for the year ended December 31, 2002, did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. During the Corporation's year ended December 31, 2002, and subsequent interim periods preceding the dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the year ended December 31, 2002 and the subsequent interim period through August 13, 2003, there were no reportable events (as described in Regulation S-K Item 304(a)(1)(v).

On August 13, 2003, the Corporation engaged Virchow Krause to audit the Corporation's financial statements for the years ended December 31, 2003 & 2004. During the Corporation's year ended December 31, 2002, and the subsequent interim period through August 13, 2003, the Corporation did not consult with Virchow Kruase regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. As of the date of this proxy statement, the Audit Committee has selected Virchow Krause as independent auditors for the 2005 year-end audit.

Audit Fees. The aggregate fees billed for audit services provided by Virchow Krause in 2004 and 2003 totaled $72,025 and $60,200, respectively. The aggregate fees billed for audit services provided by Ernst & Young in 2003 totaled $23,500 for services during the period from January 1, 2003 through August 13, 2003. Services in this category for 2004 and 2003 consisted of:

     o    audits of the consolidated financial statements;

     o reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q;

     o examination of management's assertion regarding internal control over financial reporting; and

     o services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission.

Audit-Related Fees. The aggregate fees billed in 2004 for assurance and related services provided by Virchow Krause that are reasonably related to the performance of the audit or review of the Corporation's financial statements totaled $9,250. The aggregate fees billed in 2003 for assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of the Corporation's financial statements totaled $6,000. Services in this category in 2004 and 2003 consisted primarily of:

     o    financial statement audits of employee benefit plan; and

     o    agreed-upon procedures reports related to an educational loan program.

Tax Fees. The aggregate fees billed in 2004 and 2003 for professional services provided by Virchow Krause for tax compliance, tax advice and tax planning totaled $9,175 and $2,500, respectively. There were no fees billed in 2003 for professional services provided by Ernst & Young for tax compliance, tax advice, and tax planning. Services in this category in 2004 and 2003 consisted primarily of:

     o tax planning and other non-compliance consultation, including tax audit assistance; and

     o    tax compliance, including federal and state tax return preparation.

All Other Fees. There were no fees billed in 2004 and 2003 for other professional services provided by either Virchow Krause or Ernst & Young.

The Audit Committee has considered whether the provision of other non-audit services is compatible with the independent auditors' independence and satisfied itself as to the auditors' independence.

Representatives of the firm of Virchow, Krause & Company, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee pre-approves all audit and allowable non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

                             SHAREHOLDERS' PROPOSALS

Proposals by shareholders sought to be included in the Corporation's proxy statement for its 2006 Annual Meeting of Shareholders must be received by the Corporation no later than January 6, 2006. The Corporation's By-Laws currently do not restrict shareholders from making proposals or director nominations at the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership of stock in the Corporation. Copies of these reports must also be furnished to the Corporation. Based solely on a review of these copies, the Corporation believes that during 2004, its officers, directors and 10% shareholders complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934; however, during 2003 two separate reports on transactions by William Gravitter were filed late.

                                    FORM 10-K

A COPY OF THE CORPORATION'S FORM 10-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004 MAY BE OBTAINED WITHOUT CHARGE BY ANY PERSON WHO WAS A BENEFICIAL OWNER OF THE CORPORATION'S SHARES AS OF THE APRIL 27, 2005 RECORD DATE BY WRITTEN REQUEST TO SCOTT A. WILSON,
SECRETARY OF THE CORPORATION, 6400 SOUTH 27TH STREET, OAK CREEK, WISCONSIN 53154, (414) 761-1610.

By Order of the Board of Directors



Scott A. Wilson, Secretary
Oak Creek, Wisconsin

May 6, 2005


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.